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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 24, 2003

REGISTRATION STATEMENT NO. 333-104448

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2

POST EFFECTIVE AMENDMENT #2 TO
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IWT TESORO CORPORATION
(Name of small business issuer in its charter)

NEVADA (State or Jurisdiction of incorporation or organization)	5000 (Primary Standard Industrial Classification Code Number)	91-2048019 (I.R.S. Employer Identification Number)
IWT TESORO CORPORATION 191 POST ROAD WEST, SUITE 10 WESTPORT, CT 06880 (203) 221-2770 (Address and Telephone Number of Principal Executive Offices and Principal Place of Business)	HENRY J. BOUCHER, JR. IWT TESORO CORPORATION 191 POST ROAD WEST, SUITE 10 WESTPORT, CT 06880 (203)221-2770 (Name, Address and Telephone number of Agent for Service)

COPIES TO

GAYLE COLEMAN, ESQ.
RADER AND COLEMAN
2101 N.W. BOCA RATON BLVD, SUITE 1
BOCA RATON, FLORIDA 33431
(561)368-0545

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: Not Applicable

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

SUPPLEMENTAL NOTE

        THIS REGISTRATION STATEMENT WAS DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 17, 2003. THIS POST-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT IS BEING FILED FOR THE PURPOSE OF INCLUDING A COPY OF A SELECTED DEALER AGREEMENT EXECUTED ON SEPTEMBER 22, 2003 AS AN EXHIBIT. ADDITIONALLY, OUR SUBSCRIPTION AGREEMENT FOR INVESTORS IS BEING MODIFIED TO INCLUDE A PURCHASER QUESTIONNAIRE.

EXECUTION OF AN EXCLUSIVE SELECTED DEALER AGREEMENT.

        On September 22, 2003, IWT Tesoro Corporation entered into a Selected Dealer agreement with Noble International Investments, Inc. Noble will serve as our exclusive selected dealer for our offering of our 250,000 units. The compensation to be received by Noble is as described in the Prospectus.

MODIFICATION TO OUR SUBSCRIPTION AGREEMENT

        As part of the subscription agreement to be executed by all investors in our 250,000 unit offering, we have added a portion entitled "Purchaser Questionnaire." The complete form of Subscription Agreement follows.

IWT TESORO CORPORATION
SUBSCRIPTION AGREEMENT

IWT Tesoro Corporation
191 Post Road West,, Suite 10
Westport, CT 06880

Gentlemen:

        I/we irrevocably subscribe for and agree to purchase                  units at $5.50 per unit for a total of $                  . Enclosed is either (a) my check, bank draft or postal or express money order, for the full subscription price stated above, which has been made payable to "IWT Tesoro Corporation, Inc., (b) a wire transfer confirmation assigned by my bank to my payment and confirmed to me by my bank.

        I/we having read and reviewed the Prospectus, understand that the Company is offering to sell, on a first-come, first-served basis, up to 250,000 Units at $5.50 per Unit, and that each Unit consists of one share of common stock and one warrants to purchase one additional share at $7.00 per share. In making this subscription order, I/we represent and warrant that I/we followed the Instructions, which accompanied this Subscription Agreement. Furthermore, under penalties of perjury, I/we certify that (i) the number shown below is my/our correct Taxpayer Identification Number or Social Security Number (or I/we am/are waiting for a number to be issued) and (ii) I/we am/are not subject to backup withholding either because I/we have not been notified by the Internal Revenue Service (IRS) that I/we am/are subject to backup withholding as a result of a failure to report all interests or dividends, or the IRS has notified me/us that I/we am/are no longer subject to backup withholding. (NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF AN INVESTOR IS SUBJECT TO BACKUP WITHHOLDING.)

        IWT Tesoro's wire instructions are as follows:

Bank::	Fleet Blank, Wilton, CT f/b/o IWT Tesoro Corporation
Account:	941-920-4273
ABA#:	011-900-571

        Tesoro reserves the right to reject all or any portion of this subscription in its sole discretion for any reason whatsoever by refunding all monies paid without interest. Cashing any check, bank draft or postal or express money order by Tesoro will not be deemed to be an acceptance in the whole or in part of any subscription.

        Subscription Orders for Units will be accepted on a first-come, first-served basis, If you complete the subscription information, but fail to enclose a check or send a wire transfer, your subscription will be deemed invalid. You may subscribe by sending a copy of the form with your check or wire transfer at any time prior to December 14, subject to availability of Units. A Broker/Dealer Information Form must accompany all subscriptions.

        Send your completed and duly executed subscription documents, along with any related documents, to Noble International Investments, Inc., 6501 Congress Avenue, Suite 100, Boca Raton, FL 33487. If you have any questions, please contact Henry J. Boucher, Chief Executive Officer, calling 1-203-221-2770 if you have any questions.

REGISTRATION OF SECURITIES

        Units are to be registered as indicated below:

Name(s)

Social Security or Federal Tax I.D. Number

Street Address

City, State, Zip Code

Telephone Number

Please complete the following additional information
(Incomplete Agreements May Result in Processing Delay)

          LEGAL FORM OF OWNERSHIP (CHECK ONE)

☐
Individual Ownership
☐
Joint Tenant with Right of Survivorship (both parties must sign)
☐
Tenants in Common (both parties must sign)
☐
Tenants by the Entireties (both parties must sign)
☐
Community Property (both parties must sign)
☐
Partnership
☐
Corporation
☐
Trust (date established)
☐
Uniform Transfer to Minor Act, State of                        .
☐
Street Name (in the name of the Brokerage House or Clearing Agent)

IF A TAX-EXEMPT ENTITY, PLEASE INDICATE TYPE AND DATE:
☐
IRA/KEOGH (date established)
☐
Benefit Plan (date established)
☐
Qualified Retirement Plan (date established)

THE SUBSCRIPTION AGREEMENT AND PAYMENT FOR THE SHARES SHOULD BE RETURNED TO:

NOBLE INTERNATIONAL INVESTEMENTS, INC.
6501 CONGRESS AVENUE
BOCA RATON, FL 33487
ATTENTION: WAYNE HORNE

TELEPHONE NUMBER(S) FOR CALL-BACKS AND PERSON(S) DESIGNATED TO CONFIRM FUNDS TRANSFER INSTRUCTIONS

NAME	TELEPHONE NUMBER

1.

2.

3

        Telephone call-backs shall be made to each Issuer if joint instructions are required pursuant to this Subscription Agreement.

        (Wire transfers of funds MUST identify the name of the subscriber or the name of the person sending the wire transfer.)

        The units will be offered and sold by our officers and directors without any discounts or other commissions. An indeterminate number of shares may be sold through broker/dealers who are members of the National Association of Securities Dealers, and who will be paid a commission of 6% on the sales they make. We currently have no agreements, arrangements or understandings with any broker/dealers to sell shares.

        If units are to be registered jointly, all owners must sign. For IRAs/Qualified Plans, the trustee must sign. Any registration in the names of two or more co-owners will, unless otherwise specified, be as joint tenants with rights of survivorship and not as tenants in common. Each subscriber certifies that it has full capacity to enter into this Agreement. This subscription is subject to acceptance by the Company and will not be accepted unless accompanied by payment in full.

SUBSCRIBER SIGNATURES

Individuals (All proposed record holders must sign):
Dated:

(Signature)

(Print or Type Name)

(Signature)

(Print or Type Name)
Corporations, Partnerships, Trusts and IRAs/Qualified Plans (Certificate of Signatory must be completed):
Dated:

(Print or Type Name of Entity)
By:

Signature of Authorized Representative

    Certificate of Signatory

    I,                        , am the of (the "Entity"). I certify that I am fully authorized and empowered by the Entity to execute this Subscription Agreement and to purchase units of common stock and warrants, and that this Subscription Agreement has been duly executed by me on behalf of the Entity and constitutes a valid and binding obligation of the Entity in accordance with its terms.

(Signature of Authorized
Representative)

ACCEPTANCE

Subscription ☐ accepted ☐ rejected as of                  , 2003.
IWT TESORO CORPORATION

By:

Name:

Title:

    BROKER STATEMENT: The undersigned confirms by his or her signature that the broker/dealer is duly licensed and may lawfully sell shares in the state designated as the Investor's residence, and that the person named as the registered representative is duly licensed to represent the broker in this transaction, and that he or she (i) has reasonable grounds to believe that the information and representations concerning the Investor identified herein are true, correct and complete in all respects; (ii) has discussed such Investor's prospective purchase of Units with such Investor; (iii) has advised such Investor of all pertinent facts with regard to the liquidity and marketability of the Units pursuant to the NASD's Conduct Rules; (iv) has delivered a current Prospectus and related supplements, if any, to such Investor; and (v) has reasonable grounds to believe that the purchase of Units is a suitable investment for such Investor and that such Investor is in a financial position to enable such Investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

Registered Representative Name:

Registered Representative                        Date
    Signature

Broker/Dealer Authorized
Signature
Print
    Name:

ALL INVESTOR AND BROKER/DEALER INFORMATION MUST BE COMPLETED
OR REGISTRATION CANNOT PROCEED

    INVESTOR STATEMENT: I confirm by my signature below that I have made my subscription order without the assistance of a broker.

Print Name Print	Name of Joint Investor
Signature	Signature
Date	Date

PURCHASER QUESTIONNAIRE

Ladies and Gentlemen:

        The information contained herein is being furnished to IWT Tesoro Corporation (the "Company") in order that it may determine whether offers of subscriptions for the Units may be made to me. I understand that the information is needed for you to determine whether you have reasonable grounds to believe that I am an "Accredited Investor" or a "Sophisticated Investor" as that term is defined in Regulation D promulgated under the Act, and that I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the proposed investment in the Company. I understand that (a) you will rely on the information contained herein for purposes of such determination, and (b) this questionnaire is not an offer to purchase the Units in any case where such offer would not be legally permitted.

        Information contained in this questionnaire will be kept confidential by the Company and its agents, employees or representatives. I understand, however, that the Company may have the need to present it to such parties as it deems advisable in order to establish the applicability under any federal or state securities laws of an exemption from registration.

        In accordance with the foregoing, the following representations and information are hereby made and furnished:

        Please answer all questions. If the answer is "none" or "not applicable," please so state.

INFORMATION REQUIRED OF EACH PROSPECTIVE INVESTOR:

1.	Name: Age: Social Security Number: No. of Dependents:
	Marital Status:	Citizenship:
2.	Residence Address and Telephone Number:

3.	State in which you:
Are licensed to drive
Are registered to vote
File income tax returns
4.	Employer and Position:

5.	Business Address and Telephone Number:

6.	Business or professional education and the degrees received are as follows:
School	Degree	Year Received

7.	(a)	Individual income during 2001: (exclusive of spouse's income)	☐ $50,000—$100,000 ☐ $100,000—$200,000 ☐ over $200,000
	(b)	Individual income during 2002: (exclusive of spouse's income)	☐ $50,000—$100,000 ☐ $100,000—$200,000 ☐ over $200,000
	(c)	Estimated income during 2003: (exclusive of spouse's income)	☐ $50,000—$100,000 ☐ $100,000—$200,000 ☐ over $200,000
	(d)	Joint income, with spouse, during 2001	☐ $100,000—$300,000 ☐ over $300,000
	(e)	Joint income, with spouse, during 2002	☐ $100,000—$300,000 ☐ over $300,000
	(f)	Estimated joint income, with spouse, for 2003	☐ $100,000—$300,000 ☐ over $300,000
8.	Estimated net worth (may include joint net worth with spouse)		☐ over $1,000,000
9.	Are you involved in any litigation, which, if an adverse decision occurred, would materially affect your financial condition? Yes ☐ No ☐ If yes, please provide details:
10.	I consider myself to be an experienced and sophisticated investor or am advised by a qualified investment advisor, all as required under the various securities laws and regulations: Yes ☐ No ☐
11.	I understand the full nature and risk of an investment in the Shares, and I can afford the complete loss of my entire investment. Yes ☐ No ☐
12.	I am able to bear the economic risk of an investment in the Shares for an indefinite period of time and understand that an investment in the Shares is illiquid. Yes ☐ No ☐
13.
I further understand that should I exercise my right to acquire the Shares, I will be required to agree not to dispose of the Shares except in compliance with Rule 144 under the Act or any other conditions contained in the Company's Subscription Agreement. Yes ☐ No ☐
14.	Have you participated in other private placements of securities? Yes ☐ No ☐

        I understand that the Company will be relying on the accuracy and completeness of my responses to the foregoing questions and I represent and warrant to Company as follows:

  (i)
  The answers to the above questions are complete and correct and may be relied upon by the Company whether the offering in which I propose to participate is exempt from registration under the Act and the securities laws of certain states;

  (ii)
  I will notify the Company immediately of any material change in any statement made herein occurring prior to the closing of any purchase by me of an interest in the Company; and

  (iii)
  I have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the prospective investment; I am able to bear the economic risk of the investment and currently could afford a complete loss of such investment.

IN WITNESS WHEREOF, I have executed this Purchaser Questionnaire this            day of        ,         (appropriate year), and declare that it is truthful and correct to the best of my knowledge.

                      Signature of Prospective Investor

                      Signature of Prospective Investor

EXHIBIT NUMBER	DESCRIPTION
1.1	Selected Dealers Agreement (filed as an Exhibit to the Company's Registration Statement, filed with the Securities and Exchange Commission on June 4, 2003)
1.2	Selected Dealer Agreement with Noble International Investments, Inc. dated September 22, 2003.*
3.1	Articles of Incorporation (filed as an Exhibit to the Company's Form 10-SB, filed with the Securities and Exchange Commission on August 7, 2000)
3.1.1	Articles of Amendment to Articles of Incorporation dated September 23, 2002 (filed as an Exhibit to the Company's Report on Form 8-K, filed with the Securities and Exchange Commission on October 1, 2002)
3.2.1	Bylaws (filed as an Exhibit to the Company's Form 10-SB, filed with the Securities and Exchange Commission on August 7, 2000)
3.2.2	Amended and Restated Bylaws (filed as an Exhibit to the Company's Report on Form 8-K, filed with the Securities and Exchange Commission on February 4, 2003)
3.3.1	Specimen Stock Certificate (filed as an Exhibit to the Company's Form 10-SB, filed with the Securities and Exchange Commission on August 7, 2000)
3.3.2	Audit Committee Charter (filed as an Exhibit to the Company's Report on Form 8-K, filed with the Securities and Exchange Commission on February 4, 2003)
3.3.3	Compensation Committee Charter (filed as an Exhibit to the Company's Report on Form 8-K, filed with the Securities and Exchange Commission on February 4, 2003)
3.3.4	Nominating And Governing Committee Charter (filed as an Exhibit to the Company's Report on Form 8-K, filed with the Securities and Exchange Commission on February 4, 2003)
3.4.1	Code of Ethics for Senior Financial Officers (filed as an Exhibit to the Company's Registration Statement, filed with the Securities and Exchange Commission on April 11, 2003)
4.1.1	Form of Warrant Agreement (filed as an Exhibit to the Company's Registration Statement, filed with the Securities and Exchange Commission on April 11, 2003)
4.1.2	Form of Stock Certificate (filed as an Exhibit to the Company's Registration Statement, filed with the Securities and Exchange Commission on April 11, 2003)
4.1.3	Form of Lock-Up Agreement (filed as an Exhibit to the Company's Registration Statement, filed with the Securities and Exchange Commission on April 11, 2003)
10.1	Agreement With Peter Goss (filed as an Exhibit to the Company's Form 10-SB, filed with the Securities and Exchange Commission on August 7, 2000)
10.2	Stockholders Agreement (filed as an Exhibit to the Company's Form 10-SB, filed with the Securities and Exchange Commission on August 7, 2000)
10.3	2001 Ponca Acquisition Corporation Stock Incentive Plan. (filed as an Exhibit to the Company's Report on Form 8-K, filed with the Securities and Exchange Commission on September 11, 2002)
10.4	Employment Agreement Between Ponca Acquisition Corporation And Henry Jr. Boucher, Jr. Dated As Of December 29, 2002 (filed as an Exhibit to the Company's Report on Form 8-K, filed with the Securities and Exchange Commission on September 11, 2002)
10.5	Memorandum Of Understanding Between Ponca Acquisition Corporation And The Stockholders Of International Wholesale Tile, Inc. (filed as an Exhibit to the Company's Report on Form 8-K, filed with the Securities and Exchange Commission on September 11, 2002)
10.6	Stock Purchase Agreement Among The Stockholders Of International Wholesale Tile, Inc., And IWT Tesoro Corporation, Effective October 1, 2002. (filed as an Exhibit to the Company's Report on Form 8-K, filed with the Securities and Exchange Commission on October 15, 2002)
10.7	Termination Of Stockholders Agreement (filed as an Exhibit to the Company's Report on Form 8-K/A, filed with the Securities and Exchange Commission on February 4, 2003)

10.8	Repurchase Agreement (filed as an Exhibit to the Company's Report on Form 8-K/A, filed with the Securities and Exchange Commission on February 4, 2003)
10.9	Form of Indemnity Agreement (filed as an Exhibit to the Company's Registration Statement, filed with the Securities and Exchange Commission on April 11, 2003)
10.00	Employment Agreement between International Wholesale Tile, Inc. and Forrest Jordan (exhibits omitted) (filed as an Exhibit to the Company's Registration Statement, filed with the Securities and Exchange Commission on May 21, 2003)
10.11	Employment Agreement between International Wholesale Tile, Inc. and Paul F. Boucher (this document is omitted as it is substantially similar to Forrest Jordan's Employment Agreement with the exception of the employee's name and address)
10.12	Employment Agreement between International Wholesale Tile, Inc. and Grey Perna (this document is omitted as it is substantially similar to Forrest Jordan's Employment Agreement with the exception of the employee's name and address)
10.13	Subordination Agreement between Congress Financial Corporation (Florida). and Forrest Jordan (filed as an Exhibit to the Company's Registration Statement, filed with the Securities and Exchange Commission on May 21, 2003)
10.14	Subordination Agreement between Congress Financial Corporation (Florida). and Paul F. Boucher (this document is omitted as it is substantially similar to Forrest Jordan's Subordination Agreement with the exception of the employee's name and address)
10.15	Subordination Agreement between Congress Financial Corporation (Florida). and Grey Perna (this document is omitted as it is substantially similar to Forrest Jordan's Subordination Agreement with the exception of the employee's name and address)
21.	Subsidiaries of Registrant (filed as an Exhibit to the Company's Registration Statement, filed with the Securities and Exchange Commission on April 11, 2003)
99.1	MRS' Letter To The Securities And Exchange Commission. (filed as an Exhibit to the Company's Report on Form 8-K/A, filed with the Securities and Exchange Commission on October 8, 2002)
99.2	Letter from Peter Goss regarding fiscal year end (filed as an Exhibit to the Company's Report on Form 8-K, filed with the Securities and Exchange Commission on October 15, 2002)

*
Filed herewith.

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and each amendment thereto, included all post-effective amendments and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Westport, CT on September 24, 2003.

IWT TESORO CORPORATION
By:	/s/ HENRY J. BOUCHER, JR. Henry J. Boucher, Jr., Principal Executive Officer
By:	/s/ FORREST JORDAN Forrest Jordan Principal Accounting Officer

        In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ HENRY J. BOUCHER, JR. Henry J. Boucher, Jr.	Principal Executive Officer, Director	September 24, 2003
/s/ FORREST JORDAN Forrest Jordan	Chief Accounting Officer, Director	September 24, 2003
/s/ CARL G. ANDERSON, JR. Carl G. Anderson, Jr.	Director	September 24, 2003
/s/ PAUL F. BOUCHER Paul F. Boucher	Director	September 24, 2003
/s/ JAMES R. EDWARDS James R. Edwards	Director	September 24, 2003
/s/ JAMES LAFOND James Lafond	Director	September 24, 2003
/s/ GREY PERNA Grey Perna	Director	September 24, 2003
/s/ ROBERT ROGERS Robert Rogers	Director	September 24, 2003
/s/ ALLEN G. ROSENBERG Allen G. Rosenberg	Director	September 24, 2003

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SUPPLEMENTAL NOTE
EXECUTION OF AN EXCLUSIVE SELECTED DEALER AGREEMENT.
MODIFICATION TO OUR SUBSCRIPTION AGREEMENT
IWT TESORO CORPORATION SUBSCRIPTION AGREEMENT
REGISTRATION OF SECURITIES
SUBSCRIBER SIGNATURES
PURCHASER QUESTIONNAIRE
INFORMATION REQUIRED OF EACH PROSPECTIVE INVESTOR
SIGNATURES